UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 31, 2018
______________

InterDigital, Inc.
(Exact name of registrant as specified in charter)

Pennsylvania	1-33579	82-4936666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, DE	19809
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 302-281-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 31, 2018, InterDigital, Inc. (the “Company”) held its 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”). The matters voted on at the 2018 Annual Meeting and the voting results for each matter are set forth below.

(i)
The following individuals were elected as directors of the Company to serve a one-year term until the Company’s annual meeting of shareholders in 2019 and until his or her successor is elected and qualified as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jeffrey K. Belk	22,719,440	669,108	59,959	8,138,224
Joan H. Gillman	22,914,308	486,502	47,697	8,138,224
S. Douglas Hutcheson	22,716,919	687,261	44,327	8,138,224
John A. Kritzmacher	22,734,929	654,334	59,244	8,138,224
John D. Markley, Jr.	22,901,629	487,868	59,010	8,138,224
William J. Merritt	22,438,434	966,591	43,482	8,138,224
Kai O. Öistämö	22,913,508	487,489	47,510	8,138,224
Jean F. Rankin	22,733,766	667,976	46,765	8,138,224
Philip P. Trahanas	22,903,715	485,681	59,111	8,138,224

(ii)	Shareholders passed an advisory resolution to approve the Company’s executive compensation as reported in the Company's 2018 proxy statement as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,167,705	1,233,270	47,532	8,138,224

(iii)	Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 as follows:

Votes For	Votes Against	Abstentions
30,767,457	725,743	93,531

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Jannie K. Lau
Jannie K. Lau
Chief Legal Officer, General Counsel and Corporate Secretary

Date: June 4, 2018